UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015 (March 11, 2015)

PETSMART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (623) 580-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On March 11, 2015, PetSmart, Inc., a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) with Argos Merger Sub Inc. ( “Merger Sub”), a wholly owned subsidiary of Argos Holdings Inc. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 14, 2014 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger, and, as a result, is now a wholly owned subsidiary of Parent. Parent is indirectly controlled by a consortium including funds advised by BC Partners, Inc., La Caisse de dépôt et placement du Québec, affiliates of GIC Special Investments Pte Ltd, affiliates of StepStone Group LP and Longview Asset Management, LLC.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2014 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 11, 2015 (the “Closing Date”), Parent completed the acquisition of the Company. At the closing of the acquisition, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity. At the effective time of the Merger, each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (other than shares of Common Stock owned by the Company, any subsidiary of the Company, Parent, any direct or indirect holding company of Parent, Merger Sub and holders of Common Stock who have properly exercised appraisal rights under Delaware law, collectively the “excluded shares”) was cancelled and converted into the right to receive $83.00 in cash.

A copy of the press release issued by the Company on March 11, 2015 announcing the completion of the acquisition is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on March 11 that the certificate of merger has been filed with the State of Delaware and that, at the effective time of the merger, each share of Common Stock (other than the excluded shares) was cancelled and converted into the right to receive $83.00 in cash. In addition, the Company requested that NASDAQ delist the Common Stock at the close of business on March 11, 2015, and as a result, trading of Common Stock on NASDAQ was suspended as of the close of business on March 11, 2015. The Company also requested NASDAQ to file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Common Stock from NASDAQ and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the effective time of the Merger, each holder of Common Stock issued and outstanding immediately prior to the effective time of the Merger ceases to have any rights as a shareholder of the Company (other than the right of the holders of Common Shares to receive the Merger Consideration if so due pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent. Parent is affiliated with investment funds advised by BC Partners, La Caisse de dépôt et placement du Québec, affiliates of GIC Special Investments Pte Ltd and affiliates of StepStone Group LP (together, the “Sponsors”).

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $8.7 billion, which was funded through a combination of equity contribution from the Sponsors, equity rollover contribution by Longview Asset Management, LLC, cash of the Company, as well as proceeds from debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company resigned as directors of the Company at the effective time of the Merger. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company.

Resignation of David K. Lehnhardt

Effective upon the consummation of the Merger, David K. Lenhardt resigned from his role as the Company’s President and Chief Executive Officer.

The remainder of the incumbent officers of the Company immediately prior to the Effective Time continued as officers of the Company.

Appointment of Michael J. Massey as President and Chief Executive Officer; Director

In connection with the consummation of the Merger, Michael J. Massey, 50, became the President and Chief Executive Officer of the Company and a director of the Company. Since August 2013, Mr. Massey has served as a director of Office Depot, Inc. since August 2013 and on the Policyowners Examination Committee of Northwestern Mutual Life Insurance Company since August 2014. Previously, Mr. Massey served as Chief Executive Officer and President of Collective Brands, Inc., an international shoe manufacturer and retailer, from June 2011 to October 2012, as Senior Vice President of Law from March 2003 to June 2011 and as General Counsel and Secretary from March 2003 to October 2012. He previously served in various executive roles at Collective Brands in corporate development and legal from 1996 to 2003, and served as President of Payless ShoeSource’s international joint ventures, which included a total of over 200 stores. Prior to Collective Brands, Inc., he was counsel at The May Department Stores Company, a major American department store holding company, from 1990 to 1996.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the effective time of the Merger, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws set forth as Exhibit B to the Merger Agreement (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of PetSmart, Inc.

3.2	Amended and Restated Bylaws of PetSmart, Inc.

99.1	Press Release dated March 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETSMART, INC.

By:	/s/ J. Dale Brunk
Name:	J. Dale Brunk
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Dated: March 11, 2015

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of PetSmart, Inc.

3.2	Amended and Restated Bylaws of PetSmart, Inc.

99.1	Press Release dated March 11, 2015